Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

Fourth Quarter and Year End 2015 Results

New York, NY, February 26, 2016......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and for the year ended December 31, 2015.

Consolidated net sales for the fourth quarter of 2015 were $205 million, compared to consolidated net sales of $218.1 million during the comparable quarter in 2014. Earnings from continuing operations for the fourth quarter of 2015 were $5.8 million or 25 cents per diluted share, compared to $11.5 million or 50 cents per diluted share in the fourth quarter of 2014. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the fourth quarter of 2015 were $8.1 million or 35 cents, compared to $11.4 million or 49 cents per diluted share in the fourth quarter of 2014.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for 2015 were $972 million, compared to consolidated net sales of $980.4 million in 2014.  Earnings from continuing operations for 2015 were $48.1 million or $2.08 per diluted share, compared to $52.9 million or $2.28 per diluted share in 2014.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the year ended December 31, 2015 and 2014 were $49.4 million or $2.13 per diluted share and $58.7 million or $2.52 per diluted share, respectively.

Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are obviously disappointed in our results, both for the fourth quarter and for the year. However, we believe that much of the shortfall, both in sales and profits, are the result of specific events that are essentially behind us.

“Net sales for the fourth quarter were down $13.1 million or 6%. As we have previously reported, the fourth quarter of 2014 included two large customer pipeline orders that were not repeated in 2015.

“Net sales for the full year were down approximately one percent. Excluding the unfavorable effect of foreign exchange rates, our sales would have been essentially flat for the year.

“More importantly, in 2015 our customers reported sales increases in our product lines greater than this—approximately 3% in Engine Management and 10% in Temperature Control. By contrast, our net sales in Temperature Control were up only about 2%, as our customers reduced inventories left over from the prior two years’ weak selling seasons. Typically, these differences balance out over time.

“Looking to 2016, we forecast sales increases in the low single digits, in line with industry averages, though the sales increases for the Temperature Control line can vary either up or down as a result of the weather.

“Turning to operating profit, as previously announced, much of the decline for the year–approximately $10 million—resulted from three specific events. The three were: unfavorable manufacturing variances in Temperature Control that carried forward into 2015; the costs of upgrading and enhancing our line of rebuilt diesel fuel injectors, which we acquired in 2014; and an unfavorable non-cash change in prior service costs related to elimination of our postretirement medical program in 2016. In addition, our fourth quarter and full year results include a net $3.5 million charge to reduce our accounts receivable related to a customer bankruptcy filing in January 2016.

“We continue to take steps to reduce our cost structure. We announced on February 24 that we will be closing our facility in Grapevine, Texas and relocating the operations to existing facilities in Greenville, South Carolina and Reynosa, Mexico. At the same time, we will shift the balance of our coil operation from Greenville to our primary coil manufacturing location in Bialystok, Poland.

“We anticipate that the moves will take place over the next two years, and be completed by year end 2017. We estimate a one-time cost of $9 million related to employee severance, equipment moves, and capital expenditures. Once the moves are complete, we estimate annual pre-tax savings of $6-7 million. We also plan to sell the building in Grapevine, which has been currently appraised at approximately $5 million.

“These are the hardest decisions we ever have to make. We have been manufacturing in Grapevine for 35 years, and many of our employees have been with us for 30 years or more. They have been an excellent work force. Needless to say, we will take steps to assist them in every way possible, through severance payments, extended medical coverage, and working with them to find positions in other SMP locations. So, again, these are very difficult decisions to make, but we feel they are necessary, as we operate in an increasingly competitive global environment.

“Our cash flow remains strong. In 2015, we generated cash from operations of $65 million. In keeping with our strategy of returning cash to shareholders, we recently announced an increase in our quarterly dividend from 15 cents to 17 cents. In January 2016, we completed our $20 million share buyback program implemented in 2015, representing roughly 562,000 shares repurchased.

“In conclusion, while we are disappointed in our results for the year, we remain optimistic about the future. Our one-time issues are behind us. Industry demographics are healthy—the average age of vehicles continues to rise, gas prices continue to fall, and miles driven are up. Our customers report solid sales increases in our lines. And we continue to take steps to grow our sales, reduce costs, and improve profitability going forward. We look forward to 2016 and beyond.”

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Friday, February 26, 2016.  The dial-in number is 800-862-9098 (domestic) or 785-424-1051 (international). The playback number is 800-695-0671 (domestic) or 402-220-1397 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
NET SALES	$204,967	$218,054	$971,975	$980,392

COST OF SALES	142,181	150,960	690,987	690,762

GROSS PROFIT	62,786	67,094	280,988	289,630

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	53,446	48,273	206,287	193,525
LITIGATION CHARGE	-	-	-	10,650
RESTRUCTURING AND INTEGRATION (INCOME) EXPENSES	(85)	128	(134)	1,197
OTHER INCOME , NET	251	279	1,025	1,080

OPERATING INCOME	9,676	18,972	75,860	85,338

OTHER NON-OPERATING INCOME (EXPENSE), NET	(384)	(908)	(220)	(1,969)

INTEREST EXPENSE	299	411	1,537	1,616

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	8,993	17,653	74,103	81,753

PROVISION FOR INCOME TAXES	3,214	6,136	25,983	28,854

EARNINGS FROM CONTINUING OPERATIONS	5,779	11,517	48,120	52,899

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(553)	(419)	(2,102)	(9,870)

NET EARNINGS	$5,226	$11,098	$46,018	$43,029

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.26	$0.50	$2.11	$2.31
DISCONTINUED OPERATION	(0.03)	(0.02)	(0.09)	(0.43)
NET EARNINGS PER COMMON SHARE - BASIC	$0.23	$0.48	$2.02	$1.88

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.25	$0.50	$2.08	$2.28
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.09)	(0.43)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.23	$0.48	$1.99	$1.85

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,651,279	22,892,645	22,811,862	22,899,516
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,001,238	23,256,486	23,142,394	23,239,925

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED DECEMBER 31,				TWELVE MONTHS ENDED DECEMBER 31,
	2015		2014		2015		2014
	(unaudited)				(unaudited)
Revenues
Engine Management	$167,579		$175,875		$698,021		$709,263
Temperature Control	36,046		39,742		264,478		259,065
All Other	1,342		2,437		9,476		12,064
	$204,967		$218,054		$971,975		$980,392

Gross Margin
Engine Management	$52,794	31.5%	$56,001	31.8%	$212,021	30.4%	$220,145	31.0%
Temperature Control	7,539	20.9%	7,403	18.6%	57,977	21.9%	55,838	21.6%
All Other	2,453		3,690		10,990		13,647
	$62,786	30.6%	$67,094	30.8%	$280,988	28.9%	$289,630	29.5%

Selling, General & Administrative
Engine Management	$30,349	18.1%	$29,474	16.8%	$121,404	17.4%	$115,330	16.3%
Temperature Control	11,159	31.0%	10,817	27.2%	50,780	19.2%	49,174	19.0%
All Other	8,424		7,982		30,589		29,021
	$49,932	24.4%	$48,273	22.1%	$202,773	20.9%	$193,525	19.7%
Customer Bankruptcy Charge	3,514	1.7%	-	0.0%	3,514	0.4%	-	0.0%
	$53,446	26.1%	$48,273	22.1%	$206,287	21.2%	$193,525	19.7%

Operating Income
Engine Management	$22,445	13.4%	$26,527	15.1%	$90,617	13.0%	$104,815	14.8%
Temperature Control	(3,620)	-10.0%	(3,414)	-8.6%	7,197	2.7%	6,664	2.6%
All Other	(5,971)		(4,292)		(19,599)		(15,374)
	12,854	6.3%	18,821	8.6%	78,215	8.0%	96,105	9.8%
Litigation Charge	-	0.0%	-	0.0%	-	0.0%	(10,650)	-1.1%
Restructuring & Integration	85	0.0%	(128)	-0.1%	134	0.0%	(1,197)	-0.1%
Customer Bankruptcy Charge	(3,514)	-1.7%	-	0.0%	(3,514)	-0.4%	-	0.0%
Other Income, Net	251	0.1%	279	0.1%	1,025	0.1%	1,080	0.1%
	$9,676	4.7%	$18,972	8.7%	$75,860	7.8%	$85,338	8.7%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$5,779	$11,517	$48,120	$52,899

LITIGATION CHARGE (NET OF TAX)	-	-	-	6,390
RESTRUCTURING AND INTEGRATION (INCOME) EXPENSES (NET OF TAX)	(51)	76	(81)	718
REVERSAL OF LT TAX LIABILITY	-	-	-	(350)
CUSTOMER BANKRUPTCY CHARGE (NET OF TAX)	2,108	-	2,108	-
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(571)	(361)
DEFERRED FINANCING FEE WRITE-OFF (NET OF TAX)	464	-	464	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)	(629)	(629)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$8,143	$11,436	$49,411	$58,667

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.25	$0.50	$2.08	$2.28

LITIGATION CHARGE (NET OF TAX)	-	-	-	0.28
RESTRUCTURING AND INTEGRATION (INCOME) EXPENSES (NET OF TAX)	-	-	-	0.03
REVERSAL OF LT TAX LIABILITY	-	-	-	(0.02)
CUSTOMER BANKRUPTCY CHARGE (NET OF TAX)	0.09	-	0.09	-
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(0.03)	(0.02)
DEFERRED FINANCING FEE WRITE-OFF (NET OF TAX)	0.02	-	0.02	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	(0.01)	(0.03)	(0.03)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.35	$0.49	$2.13	$2.52

OPERATING INCOME

GAAP OPERATING INCOME	$9,676	$18,972	$75,860	$85,338

LITIGATION CHARGE	-	-	-	10,650
RESTRUCTURING AND INTEGRATION EXPENSES	(85)	128	(134)	1,197
CUSTOMER BANKRUPTCY CHARGE	3,514	-	3,514	-
OTHER INCOME , NET	(251)	(279)	(1,025)	(1,080)

NON-GAAP OPERATING INCOME	$12,854	$18,821	$78,215	$96,105

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2015	December 31, 2014
	(Unaudited)

ASSETS

CASH	$18,800	$13,728

ACCOUNTS RECEIVABLE, GROSS	128,099	132,893
ALLOWANCE FOR DOUBTFUL ACCOUNTS	4,246	6,369
ACCOUNTS RECEIVABLE, NET	123,853	126,524

INVENTORIES	285,793	278,051
OTHER CURRENT ASSETS	51,294	47,730

TOTAL CURRENT ASSETS	479,740	466,033

PROPERTY, PLANT AND EQUIPMENT, NET	68,882	64,611
GOODWILL AND OTHER INTANGIBLES, NET	84,267	89,377
OTHER ASSETS	48,175	53,530

TOTAL ASSETS	$681,064	$673,551

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$47,427	$56,558
CURRENT PORTION OF LONG TERM DEBT	16	175
ACCOUNTS PAYABLE	72,711	70,674
ACCRUED CUSTOMER RETURNS	38,812	30,621
OTHER CURRENT LIABILITIES	84,950	92,801

TOTAL CURRENT LIABILITIES	243,916	250,829

LONG-TERM DEBT	62	83
ACCRUED ASBESTOS LIABILITIES	32,185	33,462
OTHER LIABILITIES	12,922	15,024

TOTAL LIABILITIES	289,085	299,398

TOTAL STOCKHOLDERS' EQUITY	391,979	374,153

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$681,064	$673,551

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	TWELVE MONTHS ENDED DECEMBER 31,
	2015	2014
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$46,018	$43,029
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	17,637	17,295
OTHER	10,874	13,148
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(1,996)	1,755
INVENTORY	(12,503)	(6,712)
ACCOUNTS PAYABLE	1,882	(4,329)
OTHER	3,259	(17,199)
NET CASH PROVIDED BY OPERATING ACTIVTIES	65,171	46,987

CASH FLOWS FROM INVESTING ACTIVITIES

ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	-	(37,726)
CAPITAL EXPENDITURES	(18,047)	(13,904)
OTHER INVESTING ACTIVITIES	36	430
NET CASH USED IN INVESTING ACTIVITIES	(18,011)	(51,200)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	(9,301)	35,334
PURCHASE OF TREASURY STOCK	(19,623)	(10,000)
DIVIDENDS PAID	(13,697)	(11,905)
OTHER FINANCING ACTIVITIES	1,466	1,887
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(41,155)	15,316

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(933)	(2,934)
NET INCREASE IN CASH AND CASH EQUIVALENTS	5,072	8,169
CASH AND CASH EQUIVALENTS at beginning of year	13,728	5,559
CASH AND CASH EQUIVALENTS at end of year	$18,800	$13,728